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Exhibit 99.1            Press Release

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FOR IMMEDIATE RELEASE                       FOR MORE INFORMATION CONTACT:
                                            Terry J. Bennett
                                            Corporate Secretary
                                            (413) 564-6212

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              WORONOCO BANCORP, INC. ANNOUNCES ANNUAL MEETING DATE

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WESTFIELD, MA--JANUARY 10, 2003-- Woronoco Bancorp, Inc. (the "Company")
(AMEX:WRO), announced today that the Company's annual meeting of shareholders will be held Wednesday, April 23, 2003 at 10:00 a.m., Eastern Time, at the Springfield-Marriott, the Corner of Boland and Columbus Avenues, Springfield, Massachusetts. The record date is February 26, 2003 for determination of shareholders entitled to vote at the annual meeting.

Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, a Massachusetts stock savings bank headquartered at 31 Court Street, Westfield, MA 01085. The Bank provides a wide variety of financial products and services through its branch offices located throughout Hampden and Hampshire Counties in Western Massachusetts. The Bank also offers a full line of property and casualty insurance products and various life insurance and group life, group health and accident insurance products for individuals and commercial clients through its insurance subsidiary Keyes, Mattson & Agan Insurance Agency, Inc. For more information regarding the Bank's products and services, and for Woronoco Bancorp, Inc. investor-relations information, please visit www.woronoco.com.